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                                                                   Exhibit 10.28

                            MJD COMMUNICATIONS, INC.
                AMENDED AND RESTATED FINANCIAL ADVISORY AGREEMENT

                                      WITH

                              KELSO & COMPANY, L.P.


           AMENDED AND RESTATED FINANCIAL ADVISORY AGREEMENT entered into as of January 20, 2000, between Kelso & Company, L.P., a Delaware limited partnership (the "CONSULTANT"), and MJD Communications, Inc., a Delaware corporation ("MJD").

           WHEREAS, in connection with an investment made in MJD by Kelso Investment Associates V, L.P. ("KIA V") and Kelso Equity Partners V, L.P. ("KEP V") pursuant to the Stock Purchase Agreement, dated as of March 6, 1997, among MJD, Carousel Capital Partners, L.P., KIA V and KEP V, the Consultant and MJD entered into a Financial Advisory Agreement, dated as of July 31, 1997 (the "FINANCIAL ADVISORY AGREEMENT");

           WHEREAS, as of the date hereof, KIA V and KEP V have consummated an additional investment in MJD pursuant to the Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of January 4, 2000, among MJD, Thomas H. Lee Equity Fund IV, L.P. ("THL FUND IV"), certain parties related to THL Fund IV, KIA V, KEP V and the other parties thereto;

           WHEREAS, in connection with such additional investment, the Consultant and MJD wish to amend and restate the Financial Advisory Agreement;


           NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

           1. ENGAGEMENT. MJD hereby engages the Consultant for the Term (as defined in Section 2) and upon the terms and conditions herein set forth to provide consulting and management advisory services to MJD, as requested by MJD. These services will be in connection with financial and strategic corporate planning and such other management services as the Consultant and MJD shall mutually agree. In consideration of the




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remuneration herein specified, the Consultant accepts such engagement and agrees to perform the services specified herein.

           2. TERM. The engagement hereunder shall be for a term commencing on January 17, 2000 and expiring on the earlier to occur of (I) December 31, 2006 or (II) the date that KIA V and KEP V and the Kelso Holders (as defined in the Stock Purchase Agreement) cease to own, collectively, at least 10% of the number of shares of MJD Class A Common Stock (including any Class A Common Stock issuable upon conversion of MJD's Series D Preferred Stock or Class B Common Stock) they hold collectively immediately after the Closing (as defined in the Stock Purchase Agreement), unless the Consultant and MJD agree to extend the term beyond such date, in which case the term shall expire on the date agreed to by the Consultant and MJD (the "TERM").

           3. SERVICES TO BE PERFORMED. The Consultant shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by this Agreement. However, no precise number of hours is to be devoted by the Consultant on a weekly or monthly basis. The Consultant may perform services under this Agreement directly, through its employees or agents or with such outside consultants as the Consultant may engage for such purpose. The Consultant agrees that the consulting and management advisory services provided hereunder will be performed by individuals qualified in accordance with the Consultant's normal business practices and in a manner providing quality of standards no lower than the quality provided by the Consultant to its other customers.

           4.    COMPENSATION; EXPENSE REIMBURSEMENT.

           a. In consideration of the management advisory services hereunder, MJD agrees to pay to the Consultant an annual fee equal to $500,000. The annual fee shall be payable in equal quarterly installments each year, to be paid in advance on the first day of each calendar quarter, with the first such payment to be made at the Closing and to be calculated on a pro-rata basis for the period from the Closing through March 31, 2000. Notwithstanding anything to the contrary herein, MJD's obligation to pay such advisory fee to the Consultant shall be deferred to the extent MJD is restricted from paying such advisory fee by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof ("FINANCING DOCUMENTS") entered into by MJD or any of its subsidiaries. In the event MJD is unable to pay all or any part of such advisory fee to the Consultant when due because of any such restriction, MJD shall pay such deferred amounts together with 5.5% annual interest thereon, as soon as such payment is permissible under such Financing Documents and MJD shall not make any payment or distribution or pay any dividend to






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its stockholders until all such deferred fees and accrued interest thereon have been paid to the Consultant. Any consulting fee payments made hereunder or pursuant to the Management Services Agreement with THL Equity Advisors IV, LLC of even date herewith (the "THL Management Services Agreement") that MJD is permitted to make under its Financing Documents, including any back-payments with interest paid pursuant to the preceding sentence shall be shared ratably between the Consultant and THL Equity Advisors IV, LLC.

           b. MJD agrees to pay the Consultant a transaction fee of $8,445,080.1/ Such fee shall be payable by MJD upon the earlier to occur of (I) an initial public offering of the common stock of MJD, (II) the sale of MJD to a third party or parties, whether structured as a sale of stock, merger, sale of assets, recapitalization or otherwise, or (III) KIA V and KEP V ceasing to own, collectively, at least 10% of the number of shares of MJD Class A Common Stock (including any Class A Common Stock issuable upon conversion of MJD's Series D Preferred Stock or Class B Common Stock) they hold collectively immediately after the Closing.

           c. MJD at all times shall reimburse the Consultant for all out-of-pocket expenses incurred by the Consultant and its affiliates in connection with management advisory services provided by the Consultant hereunder, including, without limitation, reasonable travel, lodging, accounting, legal, administrative and similar out-of-pocket costs reasonably incurred by it and its affiliates in connection with the performance of services for MJD hereunder. Reimbursement shall be made only upon presentation to MJD by the Consultant of reasonably itemized documentation therefor.

           5.    INDEMNIFICATION.

           a. In addition to its agreements and obligations under this Agreement, MJD agrees to indemnify and hold harmless the Consultant and its affiliates (including their respective officers, directors, stockholders, partners, members, employees, agents and control persons (as the term is used in the Securities Act of 1933, as amended, and the rules and regulations thereunder)) from and against, and pay or reimburse the Consultant and such other indemnified persons for, any and all actions, claims, demands, proceedings, investigations, inquiries, liabilities, obligations, fines, deficiencies, costs, expenses, royalties, losses and damages (whether or not resulting from third party claims), including interest and penalties with respect thereto, in any way related to or arising out of the execution, delivery or existence of this Agreement, the assertion,


--------
     1 This amount will equal the fee being paid to THL at the Closing.






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preservation or enforcement of any rights hereunder, or the performance by the
Consultant of services under Sections 1 and 3 of this Agreement (other than for expenses described in Section 4(c) hereof which are reimbursed under Section 4 hereof), and to reimburse the Consultant and any other such indemnified person for out-of-pocket expenses and reasonable legal and accounting expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending, asserting or prosecuting any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the execution, delivery or existence of this Agreement, the assertion, preservation or enforcement of any rights hereunder or the Consultant's performance of services hereunder (whether or not such indemnified person is a named party in such proceeding); PROVIDED, HOWEVER, that MJD shall not be responsible under this Section 5 for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result from actions taken by the Consultant (or such other indemnified person) due to the Consultant's (or such other indemnified person's) gross negligence or willful misconduct.

           b. MJD also agrees that Consultant (or such other indemnified person) shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to MJD or any of its affiliates for or in connection with the retention of the Consultant pursuant to this Agreement or the performance by the Consultant of its obligations under this Agreement, except to the extent that any such liability is finally judicially determined to have resulted from the Consultant's (or such other indemnified person's) gross negligence or willful misconduct.

           c. The indemnification provided for in this Section 5 shall be in addition to any liability which MJD may otherwise have to the Consultant or the other indemnified persons. Further, if and to the extent that the indemnification provided for in this Section 5 is not enforceable for any reason, MJD agrees to make the maximum contribution possible pursuant to applicable law to the payment and satisfaction of any actions, claims, liabilities, losses and damages incurred by the Consultant or the other indemnified persons for which they would have otherwise been entitled to be indemnified hereunder.

           d. If any action, claim, proceeding, inquiry or investigation is commenced as to which the Consultant (or such other indemnified person) proposes to demand indemnification, the Consultant shall notify MJD with reasonable promptness; PROVIDED, HOWEVER, that any failure by the Consultant (or such other indemnified person) to notify MJD shall not relieve MJD from its obligations hereunder. The Consultant (or such other indemnified person) shall have the right to retain counsel of its own choice to represent it, and MJD shall pay the reasonable fees, expenses and disbursements of such counsel as incurred; and such counsel shall, to the extent consistent with its professional






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responsibilities, cooperate with MJD and any counsel designated by MJD. MJD shall be liable for any settlement of any claim against the Consultant (or such other indemnified person) made with MJD's written consent, which consent shall not be unreasonably withheld. MJD shall not, without the prior written consent of the Consultant (or such other indemnified person), settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Consultant (or such other indemnified person) of an unconditional release from all liability in respect of such claim.

           6. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be sent by reputable nationwide courier, or sent by facsimile, as follows:

              (i)  If to the Consultant:

                   Kelso & Company
                   320 Park Avenue, 24th Floor
                   New York, New York  10022
                   Attention:  James J. Connors, II, Esq.
                   Facsimile:  212-223-2379

              (ii) If to MJD:

                   MJD Communications, Inc.
                   521 East Morehead Street, Suite 250
                   Charlotte, North Carolina 28202
                   Attention: Walter E. Leach, Jr.
                   Facsimile:  704-334-8121

         7. MODIFICATIONS. This Agreement amends and restates the Financial Advisory Agreement and supersedes all prior agreements and understandings among the parties with respect to such subject matter, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties; PROVIDED, that if MJD (a) amends the THL Management Services Agreement, or (b) enters into any other management services agreement, consulting agreement or similar arrangement, whether with THL Equity Advisors IV, LLC or with any other persons or entity that invests or has invested (or whose affiliate invests or has invested) in MJD's securities, in the case of either (a) or (b), on terms more favorable to such other consultant than the terms provided to the Consultant herein, then this Agreement shall be deemed to be revised and amended to provide the Consultant with all the benefits of those more favorable terms, it being






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understood, however, that if MJD amends the THL Management Services Agreement, or otherwise agrees, to provide THL Equity Advisors IV, LLC or any affiliate thereof any additional payment, whether in connection with the termination of the THL Management Services Agreement or otherwise the Consultant shall be entitled to the exact same payment, in addition to the payment the Consultant is entitled to under Section 4b hereof.

         8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by either party without the prior written consent of the other. Notwithstanding the foregoing (but subject to the final sentence of Section 3), the Consultant may elect to have its obligations hereunder performed in whole or in part by any other entity affiliated with the Consultant, and the Consultant may direct that any compensation (including all or a portion of the fees under Section 4(a)), and reimbursement of expenses to be paid to the affiliate performing the services hereunder with respect thereto.

         9. CAPTIONS. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

         10. GOVERNING LAW. This Agreement shall be construed under and governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts or choice of laws, or any other law that would make the laws of any jurisdiction other than the State of New York applicable hereto.

         11. COUNTERPARTS. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         12. SURVIVAL. MJD's obligations under Section 4 (with respect to any fees or expenses incurred prior to or at the termination of this Agreement) and under Section 5 shall survive the termination of this Agreement.







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         IN WITNESS WHEREOF, the parties have duly executed this Amended and
Restated Financial Advisory Agreement as of the date first above written.


                                         KELSO & COMPANY, L.P.


                                         BY:  KELSO & COMPANIES, INC.,
                                                 ITS GENERAL PARTNER


                                         By:  /s/ James J. Connors, II
                                              --------------------------------
                                              Name:  James J. Connors, II
                                              Title: Vice President and General
                                                     Counsel


                                         MJD COMMUNICATIONS, INC.



                                         By:  /s/ Walter E. Leach, Jr.
                                              --------------------------------
                                              Name:
                                              Title:






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